Exhibit 14.1

AER Ventures, Inc.

Code of Business Conduct

1. Introduction

In this Code of Business Conduct ("the Code"), the terms "AER" and "Company" mean AER Ventures, Inc. and all of its subsidiaries. The policies and procedures set forth in this Code govern the conduct of every aspect of the business of AER. While this Code provides a brief summary of the standards of conduct that are the foundation of AER's business operations, it is not possible to cover all situations confronting AER personnel in the day to day conduct of their many activities. AER must rely on the individual judgment, common sense and personal ethical standards of all personnel to maintain a high standard of honesty and integrity in the conduct of AER business.

This Code applies to all members of the Board of Directors (the "Board," with the members referred to herein as "Directors"), officers and employees of AER. Any violation of this Code must be promptly reported to management at the appropriate level, including, if necessary and appropriate, to a supervisor, the President, a Director or Directors. The confidentiality of a report and the reporting person will be protected to the extent possible, consistent with the law and the requirements necessary to conduct an effective investigation of the conduct or matter, and no reporting person will suffer retaliation because of a report he or she makes in good faith and with respect to conduct or a matter which the reporting person reasonably believes constitutes a violation of this Code (except that appropriate disciplinary action may be taken against the reporting person if such person was involved in the violation).

2. General Policy

It is the policy of AER to conduct its business in compliance with applicable governmental laws, rules and regulations, with honesty and integrity, in a manner which demonstrates respect for all people and with a strong commitment to the highest standards of ethics. AER demands high standards of integrity and sound ethical judgment from its personnel at all times, and in performing their work for AER all personnel must comply with all applicable governmental laws, rules and regulations.

3. Conflicts of Interest

Directors, officers and employees of AER have a duty to avoid financial, business or other personal interests or relationships which might interfere, or even appear to interfere, with the interests of AER or make it difficult to perform their AER duties objectively and effectively. Directors, officers and employees should conduct themselves in a manner that avoids even the appearance of a conflict between their personal interests and those of the Company.

A conflict of interest situation may arise in many ways. It is not possible to discuss every circumstance that may lead to a conflict of interest, but the following examples are illustrative:

(a) Owning or holding a substantial financial interest in a company which has material business dealings with AER or which engages in any significant field of activity engaged in by AER.

(b) Acting as a director, officer, consultant or employee for any business enterprise with which AER has a competitive or significant business relationship, unless so requested or approved by the Company.

(c) Accepting gifts, payments, or services of significant value from those seeking to do business with AER.

(d) Knowingly competing with AER in the purchase or sale of property or diverting from AER a business opportunity in which AER has or is likely to have an interest.

(e) Placing of business with a firm owned or controlled by a AER employee, officer or Director without the prior specific approval of the Board.

It is AER's policy that actual or apparent conflicts of interest must be avoided, and any material transaction or relationship involving a potential conflict of interest must be approved in advance by the Board.

Conflicts of interest may also arise if an employee, officer or Director, or a member of his or her family, receives improper personal benefits as a result of his or her position with AER. Company loans to or guarantees of obligations of such persons are of special concern, and personal loans to executive officers and Directors are prohibited by the Sarbanes-Oxley Act of 2002. It is AER's policy that such conflicts of interest involving improper personal benefits are prohibited.  No loans may be made to any person for the purpose of exercising incentive stock options granted by the Company.

4. Unauthorized Use of Company Property and Services

No employee, officer or Director may use any Company property or services for his or her own personal benefit, or for the personal benefit of anyone else. It should be noted that, with regard to some activities, there are both personal and Company benefits. These would include, for example, employee participation in continuing education programs. Therefore, any employee use of Company property or services which is not solely for the Company's benefit must be approved beforehand by the employee's immediate supervisor. 5. Accounting Records

Financial statements and the books and records on which they are based must accurately reflect all corporate transactions. All receipts and disbursements of Company funds must be properly recorded in the books, and records must disclose the nature and purpose of the Company's transactions. All records and transactions are subject to review by internal and external auditors. Full cooperation with the auditors is expected and under no circumstances will any relevant information be intentionally withheld from them.

The following requirements apply to all Company records:

(a) No undisclosed or unrecorded fund or asset of the Company shall be established for any purpose.

(b) No false or artificial entries shall be made in the books and records of the Company for any reason, and no employee or officer shall engage in any arrangement that results in such prohibited act.

(c) All transactions shall be executed in accordance with management's general or specific authorization.

(d) Transactions shall be properly recorded to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets.

(e) No payment on behalf of the Company shall be approved or made with the intention or understanding that any part of such payment is to be used for any purpose other than that described by the documents supporting the payment.

Where any person associated with the Company becomes aware of an example of a breach of the statements above, they should bring this breach to their immediate supervisors attention or to the attention of the Board.

6. Disclosures in SEC Reports and Other Public Communications

The United States Securities and Exchange Commission (the "SEC") requires prompt public disclosure of material information about the Company. It is AER's  policy that all disclosures to the public, including disclosures in reports and documents that the Company files with or submits to the SEC, press releases, speeches and investor and other public communications by the Company, will be full, fair, accurate, timely and understandable.

7. Discipline and Compliance

Failure to comply with this Code may result in disciplinary actions, including warnings, suspensions, termination of employment or such other actions as may be appropriate under the circumstances. The responsibility for compliance with this Code, including the duty to seek interpretation when in doubt, rests with each person subject to this Code.

8. Questions and Interpretations

Routine questions concerning this Code should be directed to the employee's immediate supervisor. Requests for specific interpretations of this Code should be referred to any officer of the Company. The Code is intended to provide a general statement of Company policies and to provide guidance to AER personnel. No representation is made, however, either express or implied, that the policies stated in the Code are all the relevant policies, nor that they are a comprehensive, full or complete explanation of the laws, rules and regulations which are applicable to the Company and its personnel.

9. Changes to or Waivers from the Code

The Board shall review this Code as circumstances dictate, and when necessary or desirable amend the Code to ensure that AER continues to comply with applicable laws, rules and regulations, including those of the SEC.

Any changes to this Code and any waiver from this Code, including an implicit waiver resulting from inaction with respect to a reported or known violation of this Code, for an executive officer or Director of AER may be made only by the Board in writing and shall be promptly disclosed to AER’s corporate counsel, shareholders and others as required by law and SEC rules and regulations.  Any other change or waiver may be made only by an executive officer of AER or the Board.

10. Summary

It is expected that all AER personnel will transact the Company's business with the highest standards of integrity. By maintaining a sensitivity to and an awareness of the ethical aspects of business, we can ensure that our business conduct in all respects is exemplary. AER and its employees enjoy an outstanding reputation. Adherence to this Code will uphold and enhance that reputation.